Your Vote Counts! Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V87908-P41820 During the meeting - You may vote in person by attending the meeting. At the meeting, you will need to request a ballot to vote. Other voting options – You may also vote by Internet (by visiting www.ProxyVote.com or scanning the QR Barcode shown to the left), or by phone or mail (by requesting a paper copy of the proxy materials, which will include a proxy card with additional voting instructions). Vote by 11:59 P.M. ET on May 19, 2026. Have the control number indicated in this notice when voting by Internet or by phone. How to Vote You invested in MARKEL GROUP INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. THIS IS AN IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 20, 2026. Get informed before you vote View the Notice and Proxy Statement and Annual Report online by visiting www.ProxyVote.com OR you can receive a free paper or email copy of the proxy materials by requesting them prior to May 6, 2026. If you would like to request a copy of the proxy materials for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639, or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include the control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Meeting Information The 2026 Annual Meeting of Shareholders of Markel Group Inc. is scheduled to be held in person at the University of Richmond’s Robins Center, 365 College Road, Richmond, Virginia, on Wednesday, May 20, 2026, starting at 2:00 P.M. ET. Directions to attend the in-person meeting may be obtained by writing Investor Relations, at 4521 Highwoods Parkway, Glen Allen, Virginia, 23060 or by emailing IR@markel.com. MARKEL GROUP INC. 2026 Annual Meeting Vote by 11:59 P.M. ET on May 19, 2026 MARKEL GROUP INC. ATTN: SARAH MIKOWSKI 4521 HIGHWOODS PARKWAY GLEN ALLEN, VA 23060

Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V87909-P41820 Voting Items Board Recommends THIS IS NOT A VOTABLE BALLOT You are receiving this communication because you hold shares in Markel Group Inc. This communication presents only an overview of the more complete proxy materials, which contain important information and are available to you on the Internet or by mail. We encourage you to access and review all of the important information contained in the proxy materials before voting. See the reverse side of this notice to obtain proxy materials and voting instructions. 1. Election of Directors. Nominees: 1a. Mark M. Besca For 1b. Lawrence A. Cunningham For 1c. Thomas S. Gayner For 1d. Greta J. Harris For 1e. Morgan E. Housel For 1f. Diane Leopold For 1g. Steven A. Markel For 1h. Jonathan E. Michael For 1i. Harold L. Morrison, Jr. For 1j. Michael O’Reilly For 1k. A. Lynne Puckett For 2. Advisory vote on approval of executive compensation. For 3. Ratification of the selection of KPMG LLP by the Audit Committee of the Board of Directors as the Company’s independent registered public accounting firm for the year ending December 31, 2026. For 4. Approval of amendments to the Company’s Amended and Restated Articles of Incorporation. For 5. Shareholder proposal for a report on the Company’s strategies and action plans to mitigate material environmental risks. Against 6. Shareholder proposal to give shareholders an ability to call for a special shareholder meeting. Against